UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K
                           Current Report
                Pursuant to Section 13 or 15d of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) :   May 13, 2003

                            SPIEGEL, INC.

   (Exact name of registrant as specified in its charter)


  Delaware                 0-16126             36-2593917
 (State or other          (Commission file    (I.R.S. Employer
   jurisdiction of          number)             Identification No.)
   incorporation or
   organization)

   3500 Lacey Road
   Downers Grove, IL                            60515-5432
  (Address of principal executive offices)      (Zip Code)


                            (630) 986-8800
       (Registrant's telephone number, including area code)

                               No Change
  (Former name or Former address, if changed since last report)

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Item 5. Other Events

On May 13, 2003, Spiegel, Inc. (the "Company") reported that the filing of its unaudited quarterly financial statements (including notes thereto) for its first fiscal quarter ended March 29, 2003, and a management's discussion and analysis covering the unaudited financial statements, due to be filed with the SEC on May 13, 2003, has been delayed until on or before May 15, 2003. This information would have been included in a Form 10-Q for the quarter, but will be filed by the Company with the SEC under Item 5 of Form 8-K.

The Company has worked diligently to complete the unaudited financial statements and related financial information for the quarter. However, the Company's wholly owned subsidiary, First Consumers National Bank, which is currently being liquidated under the terms of a disposition plan and an order of the Office of Comptroller of the Currency, has been delayed in providing the Company with the financial information necessary for the Company to complete its consolidated financial statements for the first quarter of 2003. The Company also intends to file with the SEC its unaudited 2002 financial statements and a related management's discussion and analysis, on or before May 15, 2003.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SPIEGEL, INC.
                                       (Registrant)

Dated:   May 13, 2003           By:   /s/ James M. Brewster
                                     -------------------------
                                     James M. Brewster
                                     Senior Vice President
                                     and Chief Financial Officer
                                     (Principal Accounting and
                                      Financial Officer)

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